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                                                                                                                     Exhibit 12
                                                                                                                     ----------

                                        PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                                         (Unaudited)



                                                                                             Nine Months Ended September 30,
($ in thousands)                                                                                 2002                 2001
                                                                                             -------------        -------------

Income (loss) before provision for income taxes and after minority interests                   $ (4,801)             $10,371

Undistributed equity income                                                                           -                 (198)

Minority interest income of subsidiaries with fixed charges                                       6,528                9,828
                                                                                               ---------             --------

     Adjusted earnings                                                                            1,727               20,001
                                                                                               ---------             --------

Interest on debt                                                                                  7,563                8,504

Loan fees                                                                                         1,069                  163
                                                                                               ---------             --------

     Total fixed charges                                                                          8,632                8,667
                                                                                               ---------             --------

Total available earnings before fixed charges                                                  $ 10,359              $28,668
                                                                                               =========             ========

Ratio                                                                                               1.2                  3.3
                                                                                               =========             ========


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